                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wal-Mart Stores, Inc. for the registration of 10,000,000 shares of common stock and to the incorporation by reference therein of our report dated March 24, 1995, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

Tulsa, Oklahoma
March 28, 1996